Exhibit 99

[DIAL LOGO]	THE DIAL CORPORATION 15501 North Dial Boulevard Scottsdale, AZ 85260-1619 Tel 480-754-3425 www.dialcorp.com

NEWS RELEASE

Contact	Stephen D. Blum – Investor Relations (480) 754-5040

Tom A. Herrmann – Media Relations (480) 754-2202

THE DIAL CORPORATION CONFERENCE CALL TO REVIEW

FOURTH QUARTER AND FISCAL YEAR 2002 RESULTS WILL BE HELD ON

WEDNESDAY, JANUARY 29, 2003, AT 9:00 A.M. EST

Scottsdale, Ariz. – January 7, 2003 – The Dial Corporation (NYSE: DL) will host a one-hour conference call to discuss reported results for fourth quarter and fiscal year 2002 at 9:00 a.m. EST on Wednesday, January 29, 2003. Results will be released earlier in the day. Access for the conference call and web cast is open to the press and the general public in a listen only mode. To access the conference call, please dial (706) 643-3706.

Participating in the call will be:

               Herbert M. Baum, Chairman, President and CEO

               Conrad A. Conrad, Executive Vice President and CFO

               Stephen D. Blum, Senior Vice President-Investor Relations

               John F. Tierney, Senior Vice President and Controller

Date: Time: Dial-in:	Wednesday, January 29, 2003 9:00 a.m. EST (706) 643-3706

Replay Information

If you are unable to participate in the conference call, a replay will be available starting at 12:00 noon EST on Wednesday, January 29, 2003, until 12:00 midnight EST on Wednesday, February 5, 2003. To access the replay, please dial (706) 645-9291 and enter Code 7472056.

Web Cast Information

A web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm.

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